Schwartz Levitsky Feldman llp
CHARTERED ACCOUNTANTS
LICENSED PUBLIC ACCOUNTANTS
TORONTO • MONTREAL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-175152, on Form S-8 of our report dated March 26, 2013 relating to the financial statements of Kallo Inc. (the "Company"), appearing in the Company's Form 10-K filed with the SEC on March 29, 2013 for the years ended December 31, 2012 and December 31, 2011.

Schwartz Levitsky Feldman llp

Toronto, Ontario, Canada
July 18, 2014

Chartered Accountants
Licensed Public Accountants

2300 Yonge Street, Suite 1500, box 24374
Toronto, Ontario M4P 1E4
Tel: 416 785 5353
Fax: 416 785 5663